   CERTIFICATE OF MERGER

OF

BOSTON THERAPEUTICS, INC.

AND

AVANYX THERAPEUTICS, INC.

It is hereby certified that:

1.         The constituent business corporations participating in the merger herein certified are:

(i)         Boston Therapeutics, Inc., which is incorporated under the laws of the State of New Hampshire; and

(ii)        Avanyx Therapeutics, Inc., which is incorporated under the laws of the State of Delaware.

2.         An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Boston Therapeutics, Inc. in accordance with the laws of the State of its incorporation and by Avanyx Therapeutics, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

3.         The name of the surviving corporation in the merger herein certified is Avanyx Therapeutics, Inc., which will continue its existence as said surviving corporation under the name Boston Therapeutics, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4.         The Certificate of Incorporation of Avanyx Therapeutics, Inc. is to be amended and changed by reason of the merger herein certified by striking out Article First relating to the name of said surviving corporation, and by substituting in lieu thereof the following article:

“FIRST.  The name of the Corporation is Boston Therapeutics, Inc.”

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

5.         The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

12 Appleton Circle, Newton, MA  02459.

6.         A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7.         The authorized capital stock of Boston Therapeutics, Inc. consists of 5,000,000 shares without par value.

8.         The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon filing.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned have signed this Certificate of Merger  as of this 9th day of November, 2010.

BOSTON THERAPEUTICS, INC.

By:  _/s/ Kenneth A. Tassey, Jr.________

Name:  Kenneth A. Tassey, Jr.
Title:  President

AVANYX THERAPEUTICS, INC.

By:  _/s/ David Platt, Ph.D.____________

Name:  David Platt, Ph.D.
Title:  President